UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 2, 2016

MGIC Investment Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202

(Address of principal executive offices, including zip code)

(414) 347-6480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.                                        Entry into a Material Definitive Agreement.

Offering of Senior Notes

On August 5, 2016, the Company completed its public offering (the “Offering”) of $425,000,000 aggregate principal amount of the Company’s 5.750% senior notes due 2023 (the “Notes”). In connection with the Offering, on August 2, 2016, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as the representative of the underwriters listed therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell and the Underwriters agreed to purchase for resale to the public, subject to the terms and conditions expressed therein, the Notes.

The Notes are the Company’s unsecured senior obligations. The Notes will pay interest semi-annually on February 15 and August 15 of each year at a rate of 5.750% per year, and will mature on August 15, 2023.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Notes were issued under the Indenture, dated October 15, 2000, between the Company and U.S. Bank National Association, as successor Trustee (the “Trustee”), as amended and supplemented (the “Base Indenture”) by the Third Supplemental Indenture, dated August 5, 2016, between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).  The Indenture provides for customary events of default and further provides that the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence of certain events of default after the expiration of any applicable grace period.  In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries, all outstanding Notes under the Indenture will become due and payable immediately.  The description of the Supplemental Indenture set forth above does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes were registered pursuant to the Registration Statement that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2016, under the Securities Act of 1933, as amended.

The Company intends to use the net proceeds from the Offering, together with, in certain cases, shares of its common stock, to purchase approximately $292.4 million aggregate principal amount of its 2% Convertible Senior Notes due 2020 (the “2020 Convertible Notes”). The Company also intends to use a portion of the net proceeds to purchase shares of its common stock to offset the shares used as partial consideration in the purchase of its 2020 Convertible Notes. Any remaining proceeds will be added to the Company’s funds available for general corporate purposes and may be used to purchase additional 2020 Convertible Notes.

Underwriters

In the ordinary course of their respective businesses, the Underwriters or their affiliates have performed and may in the future perform certain commercial banking, investment banking and advisory services for the Company from time to time for which they have received and may receive in the future customary fees and expenses.  Specifically, Goldman, Sachs & Co. advised the Company with respect to the repurchase of the 2020 Convertible Notes. Goldman, Sachs & Co. received customary compensation for its services in connection with such repurchases. Goldman, Sachs & Co. may also act as the Company’s agent in connection with any open market repurchases of its shares of common stock as described above.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.                                        Other Events.

The Company entered into privately negotiated agreements with certain holders of the 2020 Convertible Notes to repurchase approximately $292.4 million aggregate principal amount of the outstanding 2020 Convertible Notes (the “2020 Convertible Purchases”).  These agreements include those agreements that were disclosed in a Current Report on Form 8-K that the Company filed with the SEC on August 4, 2016. The total consideration to be paid by the Company in the 2020 Convertible Purchases consists of approximately $230.7 million in cash and 18,313,482 shares of the Company’s common stock.

The Company intends to repurchase shares of its common stock in the future to offset the shares used as partial consideration in the 2020 Convertible Purchases.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

(1.1)                       Underwriting Agreement, dated August 2, 2016, between MGIC Investment Corporation and Goldman, Sachs & Co., as the representative of the underwriters listed therein.*

(4.1)                       Third Supplemental Indenture, dated August 5, 2016, between MGIC Investment Corporation and U.S. Bank National Association, as Trustee.

*                                         The schedules and exhibits referred to in the Underwriting Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: August 5, 2016	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

(1.1)	Underwriting Agreement, dated August 2, 2016, between MGIC Investment Corporation and Goldman, Sachs & Co., as the representative of the underwriters listed therein.*

(4.1)	Third Supplemental Indenture, dated August 5, 2016, between MGIC Investment Corporation and U.S. Bank National Association, as Trustee.

*                                         The schedules and exhibits referred to in the Underwriting Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.